UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: December 6, 2011

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

Nevada	1-10077	87-0401761
(State or other jurisdiction of Incorporation)	(Commission file number)	(IRS employer identification no.)

4500 College Blvd, Suite 240

Leawood, Kansas 66211

(Address of principal executive offices, including zip code)

(913) 663-2310

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 6, 2011, Empire issued a press release regarding investment in Empire Energy Corporation International by TXO Plc and other matters, as follows:

Empire retires $3 million in debt, and proceeds to finalise finance to drill Bellevue, Thunderbolt and Mt Lloyd domes, expands board and operations.

LEAWOOD, Kansas, Tuesday 6th December, 2011 /Businesswire/ -- Empire Energy Corporation International (Empire) (Pink Sheets: EEGC.pk - News) announces that on Thursday 1st December 2011, TXO Plc USD $1.5 Million convertible loan note, as lodged as an 8-K filing with the SEC on Friday 2nd December, has been fully completed having the effect of discharging in excess of USD$3.0 million of Empire group debt.

The discharged debts included RAB Capital (UK) and Terralinna Pty Ltd, whose terms were prejudicial to fund raising efforts, and therefore impeded the operational viability of Empire. As previously announced, the funding has been advanced as a loan, and may be convertible to shares in Empire at the discretion of TXO plc. The convertible loan note may enable the company to acquire a 19.9% equity interest post restructuring, (on a fully diluted basis) or the option to be paid back in full with interest. TXO plc announced in their press release of Friday 2nd December, "TXO plc paid a total cash consideration of USD $300,000 to Empire, and paid cash totaling AUD $543,520 and USD $160,000 to Empires creditors and issued 26,547,369 ordinary shares of 0.1p each in the company (ordinary shares ") at a price of 0.75p per ordinary share to the holder of an Empire loan note, Better Loyal Investments Limited. As a result Better Loyal Investment Limited now owns 7.2% of TXO's enlarged issued share capital and has agreed to be locked in for 6 months in respect of these Ordinary shares as part of the agreement." Now that TXO plc has completed the finance for the restructuring of Empire, it is focused on assisting Empire further with the execution and completion of the drilling finance as previously documented in our 8-K filings.

Empire has forwarded draft agreements and obtained a commitment from the principals to proceed, with negotiations, to finance the Tasmanian oil project through a joint venture with an Asian financier, NBD partners. Through the proposal, NBD partners intend to earn a 49% interest in the Tasmanian Basin tenement, held by Great South Land Minerals Ltd, EL14/2009, in exchange for an investment of USD $50 million. Directors of Empire intend to be holding meetings next week in Asia with a view to effect the completion of this deal.

The parties plan to drill both of Great South Land Minerals prospects Bellevue #1 and Thunderbolt #1 this Australian Summer, provided that all necessary permits can be obtained from local authorities. On Friday 25th November, Great South Land Minerals Ltd submitted an Exploration Licence Work Program to undertake care and maintenance of the Bellevue #1 well in advance of mobilization of a certified petroleum rig at the site early 2012. The company is presently in discussions with Mineral Resources Tasmania personnel in relation to the Program and Permits to resume operations. It was anticipated that the aforementioned submission lodged during November to re-commence drilling would have been approved in order that the company would be able to resume operations before Christmas. The parties are presently working through the Program and Permitting requirements to resolve issues so that permissions may be granted without further delay. Further to the rigs already identified for drilling in November, we are accelerating our target number of wells this summer to 14. We are now actively trying to source four further rigs locally and internationally for expanded exploration and development of Great South Land Minerals Limited prospects and leads associated with the forthcoming drill programs. This may include confirmation of the purchase of a GEFCO Model SS_1100 Rig or other Australian alternatives, which will be subject to contract and are presently being reviewed by drilling engineers on behalf of the company.

Chairman and CEO Malcolm Bendall, stated "We've entered an exciting stage in our development program having overcome the challenges of negotiating finance, a drill rig, discharging previous debt (caused by Smartwin's default) and subsequent legal action (taken by Smartwin against us). Empire's defence and countersuit has been independently funded and we believe our legal counsel, Paul Batista Esq. (New York) has now gained the legal advantage for Empire and is counter suing for significant damages of over $1 Billion. Therefore the foundation is now set to fund our aggressive drilling and seismic programme over the next 4 months of the Australian summer to capitalise on the already completed pre collar and site work on the Bellevue#1 well. Shareholders can also look forward to several other significant developments being announced over the next week, including the addition of two new directors to the board.

Empire intends to secure a corporate shell vehicle, listed publicly on the AIM market, to support development of the FASER technology which was described in a June 2, 2011 announcement.  Exceptional progress has been made toward the resolution of infrastructure and proprietary technical issues in the development of the FASER technology over the past six months and the primary FASER power supply is now ready for mass production. The company has accepted initial orders for 1st generation research units and are moving aggressively toward delivery. As part of this expansion and acquisition period, Empire is continuing to develop strategic ties to principal owners of FASER, and will continue capitalization steps for acquisition of licenses for specific applications pertinent to long range plans. Similar progress has been made on the Gas to Liquids technology which is intended to be manufactured and developed in the same facility identified in Missouri, USA, as is the FASER technology. It is further contemplated that the construction of mobile medical waste and recycling modules could also be done within this facility.

In anticipation of successful fund raising efforts, the company has sought and is intending to engage two key persons to spearhead the manufacturing campaign. Mr Rob Osborn, will be a key liaison with the Missouri Economic Development Organizations to maximize the benefits of bringing in manufacturing business to the state. He will also bring to the project many years of marketing experience. Mr. Randen, is a longtime resident of Missouri, and has extensive award-winning experience as a plant manager for a FORTURE 150 manufacturer. His years of experience combined with his knowledge of the area will allow the company to rapidly implement the plans for expansion into planned areas.

Empire Energy in its continued outlook for diversification in multiple growing global industries has identified continued growth in the medical waste and recycling industries. With said expansion potential Empire Energy has identified numerous medical waste candidates interested in joint venturing and securing public company status for capitalization, development and growth financing. A current American enterprise, with which a confidentiality agreement exists with Empire Energy, anticipates the continued data exchange to reach a proposed acquisition agreement in 1st quarter 2012.

In consideration of recent positive developments and the expansion of Empire’s business interests, the Board of Empire have extended invitations to Nicole Chesterman & David Villarreal to join the existing Board of the Company. Nicole Chesterman is currently Company Secretary of Great South Land Minerals Limited, and has previously held roles as Director and Company Secretary of an AIM listed mining company (and associated subsidiaries) and a recent executive appointment with a Tasmanian based renewable energy development company. Ms Chesterman holds a Bachelor of Commerce Degree and is presently pursing post-graduate studies in the field of finance. The appointment and role as Chief Financial Officer will provide additional resources to assist Empire with regulatory compliance and reporting, corporate finance, management and legal.

Chairman, Malcolm Bendall further states that ‘it is with genuine enthusiasm that a long term employee of Empire’s subsidiary, Great South Land Minerals Ltd, Nicole Chesterman, will be joining the Empire Energy Board of Directors.” Additionally, Mr. Bendall stated that “former Chairman of the Board David Villarreal, will be rejoining the Empire Board to assist me in the expansion efforts of our multi-faceted strategic goals and continue in the capitalization and finance efforts of the company.  In addition, we look forward to future support from the addition to the board, at the appropriate time, of a representative of TXO.”

Empire Energy Corporation is an international oil and gas exploration company, focusing on developing assets in one of the world's last virgin basins and to become a leading low-cost finder of hydrocarbons. The Company is currently operating in Tasmania's central and northern basins.

This Press Release contained forward-looking statements based on our current expectations about our company and our industry.  You can identify these forward-looking statements when you see us using the words such as “expect,” “anticipate,” “estimate,”, “believes,” “plans” and other similar expressions.  These forward-looking statements involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of our ability to complete required financings and other preconditions to the completion of the transactions described herein and Empire’s ability to successfully acquire reserves and produce its resources among other issues. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.  We caution you not to place undue reliance on those statements.   For a more detailed discussion of risks and other factors related to Empire Energy Corporation Int’l, please refer to its 10-KSB and 10 QSB reports filed with the U.S. Securities and Exchange Commission.

Contact:  Malcolm Bendall

913-663-2310

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Dated: December 6, 2011

By: /s/ Malcolm Bendall

Mr. Malcolm Bendall

Chief Executive Officer

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